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EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Pacific Ethanol, Inc.

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (333-127714) on Form S-3 of Pacific Ethanol, Inc. of our report dated April 14, 2006, relating to our audits of the consolidated financial statements, which appear in the December 31, 2005 annual report on Form 10-KSB of Pacific Ethanol, Inc. We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ HEIN & ASSOCIATES LLP

Hein & Associates LLP
Irvine, California
April 19, 2006